Exhibit 99.1

FOR IMMEDIATE RELEASE
For further information, call
Bonnie Herron, 770/564-5504
or email to bherron@intelsys.com

Intelligent Systems Announces Pending Sale of Its VISaer Business

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Acquisition by IBS Technics Will Combine Aviation Industry Software and Services Companies

Norcross, Georgia – April 8, 2008 — Intelligent Systems Corporation (AMEX: INS; www.intelsys.com) today announced the pending sale of the principal assets of its VISaer, Inc. subsidiary to IBS Technics, Inc. in a transaction that is expected to close before April 30, 2008, pending satisfaction of certain closing conditions. Under the terms of the Asset Purchase Agreement executed on April 4, 2008, IBS Technics will acquire the VISaer business and the related operating assets of VISaer’s U.S. and U.K. based operations for approximately $3.0 million cash plus future cash payments based on certain earnout metrics over the next four years, with a guaranteed minimum of $1.5 million in earnout payments. IBS Technics will also assume approximately $750,000 in liabilities of VISaer as well as all customer contracts. VISaer will retain its accounts receivable, cash and other liabilities as of the closing date.

VISaer designs and sells software and related services to the world-wide aircraft maintenance and engineering industry. IBS Technics is a subsidiary of IBS Software Services Americas, Inc., part of the global IBS Group of companies headquartered in Bangalore, India. The IBS companies provide technology products and services for the travel, transportation and logistics industries. Following the close of the transaction, IBS Technics will operate with the current VISaer employees at VISaer’s Andover, Massachusetts location.

J. Leland Strange, President and Chief Executive Officer of Intelligent Systems Corporation, stated, “It is increasingly apparent that to compete successfully in the challenging global market for aviation software, having a very good software product is not enough. Customers expect a full service company with strong financial and global support capabilities. Together, IBS and VISaer will provide a compelling product and service offering. We believe this sale is the right choice at this time to provide continuity and support for VISaer’s employees and customers.”

About Intelligent Systems Corporation
For over thirty years, Intelligent Systems Corporation [AMEX: INS] has identified, created, operated and grown early stage technology companies. After the VISaer sale, the company’s consolidated subsidiaries will include CoreCare Software, Inc. (www.corecard.com) and ChemFree Corporation (www.chemfree.com). Further information is available on the company’s website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words “may,” “will,” “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “strategy” and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers’ requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions. Factors that affect the company’s performance and financial results are more fully disclosed in the company’s most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and its subsequent filings.

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